EXHIBIT 23(c)
                                                              -------------

                           RALPH E. DAVIS ASSOCIATES, INC.

                        Consultants-Petroleum and Natural Gas
                             3555 Timmons Lane-Suite 1105
                                 Houston, Texas 77027
                                    (713) 622-8955



                                 CONSENT OF ENGINEER
                                 -------------------


                    We hereby consent to the incorporation by reference in the each of the prospectuses constituting part of this Registration Statement on Form S-3 of National Fuel Gas Company of our audit report dated October 19, 1998 and our estimate dated October 1, 1998, which appear in and are incorporated by reference in National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in each of such prospectuses.


                                            RALPH E. DAVIS ASSOCIATES, INC.


                                              /s/ Allen C. Barron
                                            -------------------------------
                                            Allen C. Barron, P.E.
                                            Vice President

          Houston, Texas
          July 21, 1999